     THIS SUBLEASE (the "Sublease") is entered into as of the date set forth in
Section 1.1(e) below, by and between the Sublandlord and the Subtenant set forth below.

                              W I T N E S S E T H
                              - - - - - - - - - -

     1.   SUBLEASE SUMMARY AND DEFINITIONS.
          --------------------------------
     1.1. The Sublease provisions and definitions set forth in this Section 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a) Sublandlord's Name             COMPUTER ASSOCIATES
    and address:                   INTERNATIONAL, INC.
                                   1 Computer Associates Plaza
                                   Islandia, N.Y. 11788-7000
                                   Attn: Senior Vice President - Facilities
                                   Rent payments to above address: Attention:
                                   Treasurer-Rent Collection

(b) Sublandlord's State of
    Incorporation:                 Delaware

(c) Subtenant's Name and           TCSI Corporation
    address:                       2121 Alston Way
                                   Berkeley, CA 94704
                                   Attn: PAUL PARMER
                                        ------------

(d) Subtenant's State of
    Incorporation:                 Nevada

(e) Sublease Date:                 July 12, 1996

(f) Overlandlord's Name and        Alameda Real Estate Investors
    Address:                       Vintage Properties
                                   393 Vintage Park Drive, Ste. 210
                                   Foster City, CA 94404

(g) Overlease:                     Lease dated June 25, 1992 between
                                   Overlandlord and Sublandlord as amended by Amendment No.1 dated January 29, 1993, and
                                   Amendment No.2 dated December 1, 1994.

(h) Unincorporated provisions
    of the Overlease:              Articles: 2B, 2C, 3A, 3B(XV), 3C, 3D, 4B, 4C,
                                             4E, 4H, 5, 14, 32, 36, 45 and 46.
                                   Exhibits: A, B, B-1 and C

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996


(i)  Building:                        1080 MARINA VILLAGE PARKWAY
                                      ALAMEDA, CALIFORNIA

(j)  Premises:                        Initially, 34,684 Rentable Square Feet,
                                      subsequently increased to 54,504 RSF and finally increased to 72,967 Rentable
                                      Square Feet comprised of the entire 1st, 2nd, 3rd and 4th Floors, such square footage to be provided to Subtenant in stages during the Sublease Term.

(k)  Sublease Commencement Date:          September 1, 1996

(l)  Sublease Expiration Date:            September 30, 2004

(m)  Base Rent:

                            Annual
                            Rent per rentable
Monthly Periods Square Feet square foot       Monthly Base Rent Annual Base Rent
--------------- ----------- ----------------- ----------------- ----------------
months 1-7      34,684      $19.20            $ 55,494.40       $  665,932.80
months 8-18     54,504      $19.20            $ 87,206.40       $1,046,476.80
months 19-60    72,967      $19.20            $116,747.20       $1,400,966.40
months 61-97    72,967      $20.76            $126,232.91       $1,514,794.92

(n)  Prepaid Base Rent:               $55,494.40

(o)  Operating Expenses/Taxes:        Increases over 1997 Base Year Subtenant
                                      temporarily responsible for all
                                      operating/taxes for entire space - See
                                      Article 13.

(p)  Subtenant's Proportionate
     Share:                           81.747%
                                      ----------

(q)  Electric Charge:                 Included. See Article 14.

(r)  Security Deposit:                $500,000 to be reduced pursuant to Article
                                      16.

(s)  Alterations:                     "As Is". See Article 7

(t)  Brokers:                         For Sublandlord: BT Commmercial
                                      For Subtenant: Aegis Corporate Services

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996


(u)  Parking:                       3.4 spaces per 1,000 square feet at no cost.

(v)  Renewal Option:                See Article 21.

(w)  Expansion Option:              Entire 5th Floor subject to current tenant;
                                    See Article 22.

     2.   SUBLEASE GRANT
          --------------
     2.1. By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Sublandlord certain space (hereinafter called the "Leased Space") in the Building in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder may have been deleted) is annexed hereto as EXHIBIT A.

     2.2. In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, upon and subject to the provisions of this Sublease and the Overlease, the square feet of rentable area as set forth in SECTION 1.1 herein and as shown hatched on EXHIBIT B annexed hereto and made a part hereof (hereinafter called the "Premises"). Sublandlord shall make the computer room available on or about June 1, 1997.

     3.   SUBLEASE TERM
          -------------
     3.1. Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a primary term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term, as it may be extended or modified only by written agreement of the parties or pursuant to an express provision of this Sublease, is herein called the "Sublease Term".

     4.   RENT
          ----
     4.1. Subtenant, in consideration of this Sublease agrees to pay to Sublandlord as rent ("Base Rent") the amounts set forth in SECTION 1.1 hereof. Base Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate) by check in equal monthly installments, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not relieve Subtenant from its obligation of timely payment hereunder. The Prepaid Base Rent shall be paid upon Subtenant's execution of this Sublease. In the event the Sublease Commencement Date is after the first day of the month, Subtenant shall be entitled to a pro rated credit for each such day after the first day of the month to be applied towards the next month's payment.

     4.2. As used in this Sublease, "Rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to SECTION 1.1, and all other monetary obligations provided for in this

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

     4.3. In the event the rent is not paid when due as aforesaid, interest shall accrue thereon at the lesser of 18% per annum or the maximum rate permitted by law. In addition, if the rent is not paid by the tenth day of any given month. Subtenant shall pay as a penalty to Sublandlord an additional amount equal to five percent (5%) of the rent which is due, but not less than $100.

     5.    ASSIGNMENT OR UNDERLETTING
           --------------------------
     5.1. Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any desk space therein to be occupied by any person(s), without first obtaining:

           (a) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease, and

           (b)   Sublandlord's consent.

           Notwithstanding anything hereinbefore contained in Section 5.1 hereof, in the event Subtenant desires Sublandlord's consent to an assignment of this Sublease or an underletting of all of the Premises, Subtenant by notice in writing (a) shall notify Sublandlord of the name of the proposed assignee or undertenant, furnish such information as to the proposed assignee's or undertenant's financial responsibility and standing as Sublandlord may require, and advise Sublandlord of the covenants, agreements, terms, provisions and conditions contained in the proposed assignment or underlease and (b) shall offer to vacate the Premises and to Surrender the same to Sublandlord as of a date (hereafter called the " Surrender Date") specified in said offer which shall be the last day of any calendar month during the term hereof, provided,
                                                                    --------
however, that the Surrender Date shall not be earlier than the date occurring
-------
120 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed underlease. Sublandlord may accept such offer by notice to Subtenant given within 60 days after the receipt of such notice from Subtenant. If Sublandlord accepts such offer, Subtenant shall surrender to Sublandlord, effective as of the Surrender Date, all Subtenant's right, title and interest in and to the entire Premises. If the Premises be so surrendered by Subtenant, this Sublease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Sublease.

     5.2. In the event Sublandlord does not accept such offer of Subtenant referred to in Section 5.1 hereof, Sublandlord covenants not to unreasonably withhold its consent to such proposed assignment or underletting by Subtenant of the Premises to the proposed assignee or undertenant on said covenants, agreements, terms, provisions and conditions set forth in notice

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

to Sublandlord referred to in SECTION 5.1 hereof; provided, however, that
                                                  --------  -------
Sublandlord shall not in any event be obligated to consent to any such proposed assignment or underletting unless:

          (a) the proposed assignee or undertenant is of a financial standing and is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building;

          (b)  the proposed assignee or undertenant is a reputable party;

          (c) the assignment or underletting shall not have the effect (or give the utility company servicing the Building with electricity cause to claim) that Sublandlord may not service the Premises, or any part thereof, with electricity on a "rent inclusion" basis;

          (d) Sublandlord shall have the right, upon five (5) days prior written notice to Subtenant, to require Subtenant thereafter to pay to Sublandlord a sum equal to fifty percent (50%) of: (i) any rent or other consideration paid to Subtenant by any undertenant which is in excess of the fixed annual rent and additional rent then being paid by Subtenant to Sublandlord pursuant to the terms of this Sublease, and
          (ii) any other profit or gain realized by Subtenant from any such assignment or underletting in connection with any underletting; all sums payable hereunder by Subtenant shall be paid to Sublandlord as additional rent immediately upon receipt thereof by Subtenant and, if requested by Sublandlord, Subtenant shall promptly enter into a written agreement with Sublandlord setting forth the amount of additional rent to be paid to Sublandlord pursuant to this Section;

          (e) there shall be no default by Subtenant under any of the terms, convenants and conditions of this Sublease at the time that Sublandlord's consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease;

          (f) the proposed assignee or undertenant shall not be (i) a government or any subdivision or agency thereof, (ii) a school college, university or educational institution of any type, whether for profit or non-profit, (iii) a direct competitor of Sublandlord or
          (iv) an employment or recruitment agency;

          (g) Subtenant shall reimburse Sublandlord for any reasonable expenses that may be incurred by Sublandlord in connection with the proposed assignment or underlease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or undertenant and reasonable legal expenses incurred in connection with the granting of any

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

          requested consent to the assignment or underlease;

          (h) such proposed underletting will result in there being no more than four occupants of the Premises including Subtenant.

     5.3. Provided Subtenant received Overlandlord's consent, Sublandlord will not withhold its consent to any exempt transfers described in Section 25(D) of the Overlease, and the provisions of Section 5.2(d) above shall not apply to such exempt transfers.

     5.4. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Subtenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreements shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     6.   TERMS OF THE OVERLEASE
          ----------------------
     6.1. Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the Overlease, and the Subtenant herein substituted for the Tenant named in the Overlease; provided, however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord and, if Overlandlord is not the fee owner, the owner in fee of the land and Building of which the Premises are a part. Neither Sublandlord nor Subtenant shall take any action that shall cause there to occur a default under the terms of the Overlease, nor shall either fail to take any action the failure of which shall cause there to occur such default. If the Overlease shall be terminated for any reason during the term hereof, except due to a default by Sublandlord or a written agreement between Overlandlord and Sublandlord, then and in that event this Sublease shall therefore automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear expected. Sublandlord and Subtenant shall promptly deliver to the other any and all notices received from the Overlandlord or its agents which effect the other's right or obligations under the Overlease or this Sublease.

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

     6.2. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

     6.3. This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This SECTION 6.3 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may reasonably request, provided that such certificate does not materially adversely affect Subtenant's right hereunder.

     7.   CONDITION OF PREMISES
          ---------------------
     7.1. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," (unless otherwise provided in SECTION 15 herein) with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof. Any work performed by Subtenant shall be in accordance with the terms of the Overlease and SECTION 15 herein. Notwithstanding anything herein to the contrary, Sublandlord shall provide Subtenant with an allowance (from monies provided by the Overlandlord) equal to $1,641,757 ($22.50/square foot) for the purpose of performing improvements in the Premises and, provided that (a) Overlandlord approves, and (b) Subtenant spends some of its own monies on approved tenant improvements so that at least $1,641,757 is spent on approved tenant improvements, Subtenant may use a portion of the allowance monies for reimbursement of moving expenses for Subtenant's relocation to the Premises. All plans for improvements must first be approved in writing by Sublandlord and Subtenant shall provide Sublandlord with paid invoices indicating all such work which was performed, at which point Sublandlord will reimburse Subtenant for such expenditures up to the amount of the allowance.

          8.   USE OF PREMISES
               ---------------
          8.1. Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.

          9.   CONSENT OF OVERLANDLORD
               -----------------------
          9.1. This Sublease is conditioned upon the consent thereto by Overlandlord which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes. Subtenant and Sublandlord shall share equally the cost of any fees or charges imposed by the Overlandlord in connection with the obtaining of such consent. Provided Overlandlord's consent does not materially affect the terms

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

of this Sublease, Subtenant shall immediately execute any documents requested by Overlandlord in order to obtain Overlandlord's approval, and in the event such documents are not signed and returned by Subtenant within five (5) days of receipt, Subtenant hereby appoints Sublandlord as its attorney in fact and authorizes Sublandlord to execute same on Subtenant's behalf.

     9.2 Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

     9.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable.

     10.  DEFAULT
          -------
     10.1 Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

     10.2 Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities.

     10.3 Subtenant acknowledges that upon breach of any provisions of this Sublease by Subtenant which breach is not cured within the time period provided below, any rights or options

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

granted to Subtenant under this Sublease or the Overlease relating to expansion, renewal, or any other equity option, shall immediately terminate and shall not be exercisable for the remainder of the Sublease term. Subtenant shall be entitled to a thirty day (30) cure period for all non-monetary breaches (provided that if the nature of the breach is such that more than thirty (30) days are reasonably required for its cure, then no event of default shall be deemed to have occurred if Subtenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion), and if any breach is not cured within any applicable cure period, such breach shall be deemed an event of default. If and whenever there shall occur any event of default of this Sublease, Sublandlord may, at Sublandlord's option, in addition to any other remedy or right given under the Overlease or by law or equity, do any one or more of the following in compliance with applicable provisions of the California Code of Civil Procedure and California Civil Code governing enforcement of leases and/or subleases of commercial real property:

          (a) Terminate this Sublease, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

          (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

          (c) Enter upon the Premises by force if necessary without being liable for prosection or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expenses which Sublandlord or Overlandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action.

     10.4 It is hereby expressly stipulated by Sublandlord and Subtenant that any of the above listed actions including, without limitation, termination of this Sublease, termination of Subtenant's right to possession, and re-entry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portion of the Sublease Term. Sublandlord is entitled to the same remedies as Overlandlord has under the Overlease in addition to the above.

     11.  SUBLANDLORD REPRESENTATION
          --------------------------
     11.1 Sublandlord represents (a) that it is the holder of the interest of the tenant under the Overlease, and (b) that the Overlease is full force and effect and no default exits under

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

the Overlease.

     12.     BROKERS
             -------
     12.1 Each party hereto covenants, represents and warrants to the other that it has had no dealing or communications with any broker or agent in connection with the consummation of this Sublease other than set forth in
Section 1.1 hereof, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof. Sublandlord shall pay any applicable commission to such brokers in accordance with separate agreements between Sublandlord and such brokers.

     13.     OPERATING EXPENSES/TAXES
             ------------------------

     13.1. All charges for standard Operating Expenses and Property Taxes, as defined in the Overlease, incurred during normal business hours for the Base Year set forth in Subsection 1.1 (o) hereof shall be included in the rent paid by Subtenant to Sublandlord as additional rent upon receipt of an invoice for such charges.

     13.2. In addition to Base Rent, Subtenant shall be responsible for all operating expenses and taxes for the entire 72,967 square feet beginning on the Sublease Commencement Date (less the area comprising the computer room until Sublandlord vacates such space, and the area for which Subtenant is paying gross rent).

     14.     ELECTRIC CHARGE
             ---------------

     14.1 All charges for standard electric incurred during normal business hours shall be included in the Base Rent paid herein. Any additional charges shall be paid by Subtenant to Sublandlord as additional rent upon receipt of an invoice for such services at actual cost.

     15.     ALTERATIONS
             -----------

     15.1 In the event Subtenant is permitted to perform alterations in the Premises hereunder, Subtenant may make no changes, alterations in the Premises hereunder, Subtenant may make no changes, alternations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and receiving Sublandlord's prior written consent to such plans. Subtenant shall make no changes, alterations, additions, improvements or decorations which would result in Overlandlord charging Sublandlord for the cost of same, including any removal costs associated therewith and Subtenant shall comply with all laws and regulations relating to such construction including, but not limited to, receipt of certificates of occupancy, permits and ADA requirements, and shall be responsible for all costs associated therewith. Sublandlord may impose reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease, including placing reasonable restrictions on times when certain types of work in the Overlease, including placing reasonable restrictions of times when certain types of work may be performed in order to prevent undue intrusion and noise to Sublandlord or other tenants

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

in the Leased Premises.

     16.   SECURITIES DEPOSIT
           ------------------
     16.1. As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, Subtenant is simultaneously herewith delivering to Sublandlord a security deposit in the amount set forth in Section 1.1(r) (the "Security Deposit"), which shall earn a five percent (5%) rate of interest. Upon the first anniversary of the Sublease Commencement Date, provided Subtenant is not then in default under this Sublease (or if Subtenant is in default, at such time as the default has been cured), Sublandlord shall pay over to Subtenant the interest then earned on the Security Deposit. Upon each anniversary thereafter, provided Subtenant is not then in default under this Sublease (or if Subtenant is in default, at such time as the default has been cured), Sublandlord shall pay over to Subtenant all interest earned on the Security Deposit plus $100,000, provided however that the Security Deposit shall not be thereby reduced below the sum of $100,000. In the event that Sublandlord applies any portion of the security in respect of a default by Subtenant, Subtenant shall forthwith restore the amount so applied so that at all times the amount of the Security Deposit shall be not less than the security required to be maintained from time to time. Sublandlord may apply the whole or any part of the Security Deposit to the extent required for the payment of any sum as to which Subtenant is in default, or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default.

     16.2. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion of the Security Deposit not used or applied by Overlandlord, plus interest accrued thereon, shall be returned to Subtenant (i) within thirty (30) days after the Sublease Expiration Date and after delivery of entire possession of the Premises to Sublandlord, or (ii) upon Sublandlord's receipt of an equivalent amount of security from a assignee or undertenant pursuant to an assignment or underletting permitted by Section 5 of this Sublease. In the event of an assignment of the Overlease by Sublandlord, Sublandlord shall have the right to transfer any interest it may have in the security to the assignee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security, provided such assignee assumes any responsibilities of Sublandlord with respect to such security, and Subtenant agrees to look solely to the new sublandlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     17.   QUIET ENJOYMENT
           ---------------
     17.1. So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Premises subject, however, to the terms, provisions and

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

obligations of this Sublease and the Overlease.

     17.2. In the event Subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any all holdover charges or penalties imposed under the Overlease upon Sublandlord in respect of the entire Leased Space and in respect of any and all costs, liabilities or expenses (including attorneys fees) suffered by Sublandlord in respect of same, as and when such costs, liabilities or expenses are incurred. In this regard, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord which arises out of said holdover.

     18.    INTENTIONALLY OMITTED

     19.    NO WAIVER
            ---------
     19.1. The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated base rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such base rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord of Sublandlord's agent shall have any power to accept the keys of the demised premises prior to the termination of the Sublease and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the demised premises.

     20.    NOTICES
            -------
     20.1. Any notice, demand or communication which, under the terms of this Sublease or under statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested to the address and person designated in Section 1.1(a) and (c) herein.

     Either party, however, may designate such new or other address to which such notices,

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof. In the event Subtenant's address is not set forth above, notice to Subtenant shall be deemed sufficient if sent to the Premises.

     21.    RENEWAL OPTION
            --------------
     21.1. Sublandlord will cooperate with Subtenant, without the obligation to incur any costs, in Subtenant's efforts to secure a direct lease with Overlandlord after the Sublease Expiration Date.

     22.    EXPANSION
            ---------
     22.1. Pursuant to the terms of the Overlease, Sublandlord has also leased the Fifth Floor of the Building. The Fifth Floor is currently subject to the sublease Pilot Network Services, Inc. ("Pilot"). Provided that Pilot has not exercised its option to renew its sublease pursuant to Article 18 thereof, Subtenant shall have the option to sublease the Fifth Floor beginning on the termination of the Pilot sublease and continuing for the remainder of the Sublease Term, upon the terms and conditions set forth herein, except that the Base Rent shall be at Fair Market Value at the time of the expansion. Subtenant shall notify Sublandlord in writing of its intent to exercise this expansion option on or before December 31, 1999, but not earlier than June 30, 1999. Within ten (10) business days of receipt of such notice, Sublandlord shall advise Subtenant whether Pilot has exercised its option to renew its sublease. If Pilot has not elected to so renew, Subtenant and Sublandlord shall execute a sublease amendment to reflect the additional square footage.

     22.2. "Fair Market Value" as used above shall mean the going market rental and any adjustment or adjustments to such rental at such time and in such amount or using such formula as is prevailing at the time of the commencement of the expansion term, for comparably equipped space in buildings containing between 50,000 and 250,000 square feet, located within a five(5) mile radius of the expansion space, and in a condition comparable to the then condition of the expansion space, taking into account all legal uses for which the expansion space could be used without material alteration thereto and the value of all the improvements in the expansion space made by Sublandlord or Overlandlord (but adjusting for the age and the then condition of such improvements) for a tenant proposing to sign a lease for a similar term and having financial qualifications similar to Subtenant and using as a guide equivalent space in the size range of the expansion space of a similar age, construction, quality , use and location. Any determination of Fair Market Value shall take into account rental concessions then prevailing in the market (e.g., "free rent," lease assumptions,
                                           ---
payments of moving expenses, etc.).

     23.    MISCELLANEOUS
            -------------
     23.1. Where applicable, Subtenant shall be responsible for all additional costs incurred as a result of this Sublease including, but not limited to, security cards, keys and parking cards.

STANDARD SUBLEASE AGREEMENT
AS OF JUNE 21, 1996

     23.2. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     23.3. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This SECTION 23.3 shall not be deemed to modify the provisions of SECTION 9 hereof.

     23.4. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

     23.5. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the day and year first above written.

ATTEST:                             COMPUTER ASSOCIATES INTERNATIONAL, INC.,
                                         Sublandlord

/s/ [SIGNATURE ILLEGIBLE]           By /s/ [SIGNATURE ILLEGIBLE]
----------------------------          -------------------------------

ATTEST:                               TCSI CORPORATION, Subtenant

                                    By /s/ [SIGNATURE ILLEGIBLE]
----------------------------          -------------------------------

ACKNOWLEDGED AND AGREED:

ALAMEDA REAL ESTATE INVESTORS, Overlandlord

By /s/ [SIGNATURE ILLEGIBLE]
  --------------------------